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                                                                    Exhibit 16.1


PARENTE RANDOLPH                                              The Power of Ideas

                                                                 June 24, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by PDG Environmental, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated June 20, 2005. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ Parente Randolph, LLC